UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2021

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 13, 2021, Ann D. Rhoads resigned from the Board of Directors (the “Board”) of Evoke Pharma, Inc. (the “Company”). Ms. Rhoads advised the Company that her decision to resign was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

Additionally, on May 13, 2021, pursuant to the bylaws of the Company, the Board appointed Vickie Reed to fill the vacancy created by such resignation. Ms. Reed will serve as a Class III director, with an initial term expiring at the Company’s 2022 annual meeting of stockholders. In addition, in connection with Ms. Rhoads’ resignation and the Board appointment of Ms. Reed, effective as of May 13, 2021, the Audit Committee of the Board is composed of Todd C. Brady, M.D., Ph.D., Kenneth J. Widder, M.D. and Ms. Reed, who will serve as chair of the Audit Committee, and the Compensation Committee of the Board is composed of Dr. Brady, Cam L. Garner, and Malcolm R. Hill, Pharm.D., and Mr. Garner will continue to serve as chair of the Compensation Committee.

Ms. Reed currently serves as Senior Vice President and Chief Accounting Officer of Mirati Therapeutics, Inc., a position she had held since January 2020. Previously, Ms. Reed served as Vice President of Finance of Mirati Therapeutics, Inc. from December 2016 through January 2020, and as Senior Director, Controller from October 2013 through December 2016. Prior to these roles, Ms. Reed served as Senior Director of Finance and Controller at Zogenix, Inc., held corporate accounting positions at Amylin Pharmaceuticals, Inc., most recently serving as Director SEC Reporting and Revenue Accounting, and held financial roles at several biotechnology and telecommunications companies. Ms. Reed began her career with Price Waterhouse, now PricewaterhouseCoopers, in Denver, Colorado. Ms. Reed is a Certified Public Accountant in the State of Colorado, and received a B.S. in Accounting from University of Colorado Denver.

Pursuant to the Company’s non-employee director compensation program, Ms. Reed was granted on the date of her appointment options to purchase 70,000 shares of the Company’s common stock, which vest in substantially equal annual installments on each of the first three anniversaries of the date of grant. Ms. Reed will receive cash compensation for her service on the Board in accordance with the Company’s non-employee director compensation program, as such program may be amended from time to time.  Ms. Reed has also entered into the Company’s standard form of Indemnification Agreement, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 24, 2013.

There is no arrangement or understanding between Ms. Reed and any other person pursuant to which Ms. Reed was appointed as a director. Ms. Reed is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board has determined that Ms. Reed is independent directors in accordance with the listing requirements of the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: May 13, 2021	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary